THIRD AMENDMENT TO FINANCING AGREEMENT

THIRD AMENDMENT TO FINANCING AGREEMENT, dated as of February 11, 2005 (this "Amendment”), among Milacron Inc., a Delaware corporation (“Milacron”), each subsidiary of Milacron listed as a borrower or a guarantor on the signature pages thereto, the Lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent and collateral agent for the Lenders (in each such capacity, together with its successors in each such capacity, the “Administrative Agent” and “Collateral Agent”, respectively).

W I T N E S S E T H:

WHEREAS, Milacron, certain subsidiaries of Milacron, the Lenders named therein, the Agents and the other parties thereto have entered into that certain Financing Agreement dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Financing Agreement);

WHEREAS, Milacron has determined to use $2,500,000 (the “Rights Offering Prepayment”) from the proceeds of the Rights Offering (as such term is defined in the Mizuho/Glencore Transaction Documents) to make a prepayment on the outstanding principal amount of the Loans pursuant to Section 2.05(b)(i) of the Financing Agreement on the terms set forth herein; and

WHEREAS, the Loan Parties have requested that the Lenders and the Agents amend certain provisions of the Financing Agreement, and the Lenders and the Agents are willing to amend such provisions to the Financing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, each of the Loan Parties, the Lenders, and the Agents hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amended “Financial Statements” Definition. As of the Amendment Effective Date, the definition of “Financial Statements” set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2003 and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, as restated or to be restated to reflect the change to first-in first-out inventory accounting in accordance with GAAP effective as of January 1, 2004.

Section 1.2 Amended Permitted Investments Covenant. Clause (A) of Section 7.02(e)(xii) of the Financing Agreement is hereby amended and restated in its entirety as of and from the Effective Date to read as follows:

(A) investments in China JV by any Subsidiary of the Parent that is not a Loan Party (other than Milacron Plastics Technologies Group Inc.) to the extent that such investment will not involve, require, result in or otherwise obligate any cash or cash consideration made or to be made by the Loan Parties (including Milacron Plastics Technologies Group Inc.) in an aggregate amount exceeding $1,000,000 (it being understood and agreed that an obligation by Milacron Plastics Technologies Group Inc. to make cash payments in an aggregate amount in excess of $1,000,000 in China JV will not be considered an “investment” for purposes of the foregoing clause (A) so long as (y) such cash payments are made on behalf of Milacron Plastics Technologies Group Inc. by Subsidiaries of the Parent that are not Loan Parties and (z) such cash payments do not in the aggregate exceed an amount equal to $3,500,000); and

Section 1.3 Amended Capital Lease Covenant. As of the Amendment Effective Date, clause (A) of Section 7.02(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

(A) Capitalized Lease Obligations entered into after the Effective Date owing by all Loan Parties and their Subsidiaries which would not cause the aggregate amount of all Capital Expenditures to exceed the amounts set forth in Section 7.03(c) and which would not result in the violation of any other covenants set forth in Section 7.03, and

Section 1.4 Amended Minimum Fixed Charge Coverage Ratio. As of the Amendment Effective Date, the table set forth in Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

Minimum Fixed Charge Coverage
Quarter End	Ratio
March 31, 2006	1.00 to 1.00

June 30, 2006	1.00 to 1.00

September 30, 2006	1.00 to 1.00

December 31, 2006 and each quarter end occurring thereafter	1.25 to 1.00

Section 1.5 Amended Cumulative Consolidated EBITDA Covenant. As of the Amendment Effective Date, the table set forth in Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

Period	Cumulative Consolidated EBITDA
Six complete calendar months ending December 31, 2004	$24,000,000

Nine complete calendar months ending March 31, 2005	$26,350,000

Twelve complete calendar months ending June 30, 2005	$35,750,000

Twelve complete calendar months ending September 30, 2005	$36,550,000

Twelve complete calendar months ending December 31, 2005	$37,950,000

Section 1.6 Amended Capital Expenditures Covenant. As of the Amendment Effective Date, the table set forth in Section 7.03(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

Period	Cumulative Capital Expenditures
Three complete calendar months ending September 30, 2004	$6,100,000

Six complete calendar months ending December 31, 2004	$11,300,000

Nine complete calendar months ending March 31, 2005	$15,900,000

Twelve complete calendar months ending June 30, 2005	$20,500,000

Twelve complete calendar months ending September 30, 2005	$20,500,000

Twelve complete calendar months ending December 31, 2005	$20,500,000

ARTICLE II

AGREEMENT REGARDING RIGHTS OFFERING PREPAYMENT

The Loan Parties, the Lenders, and the Agents hereby agree that, in the event that, after receipt of the Rights Offering Prepayment by the Administrative Agent, any prepayment arises pursuant to clause (x) of Section 2.05(c)(iv) of the Financing Agreement, the amount of such prepayment shall be reduced, in the aggregate, by an amount equal to the Rights Offering Prepayment; provided, however, that (i) in determining the amount of any such prepayment, the amount of the Rights Offering Prepayment shall not be deemed a deduction (as an expense or otherwise) from the aggregate amount of cash received in connection with the Rights Offering for purposes of the definition of “Net Cash Proceeds” in Section 1.01 of the Financing Agreement and (ii) to the extent that the Administrative Agent is required to repay or return (or any claim is made for repayment or return of) all or any portion of the Rights Offering Prepayment, the Loan Parties shall be and remain liable under any such prepayment for any amounts so repaid or returned (or subject to a claim for repayment or return) as though payment of such amounts had never been received by the Administrative Agent.

ARTICLE III

CONDITIONS TO CLOSING

This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions (such date, the “Amendment Effective Date”):

(a) Third Amendment. Each Loan Party shall have delivered a duly executed counterpart of this Amendment to the Agents.

(b) Officer’s Certificate. The Loan Parties shall have delivered to the Agents a certificate of a duly authorized officer of each Loan Party dated the date of this Amendment, in form and substance satisfactory to the Agents, certifying that (i) the representations and warranties set forth in Section 4.3 hereof are true and correct as of such date and (ii) the Rights Offering Prepayment has been duly authorized by the Board of Directors of Parent and has been paid with proceeds from the Rights Offering.

(c) Consent of Required Lenders. The Agents shall have received in writing the consent of the Required Lenders to enter into this Amendment on behalf of the Required Lenders.

(d) Amendment Fee. The Loan Parties shall have paid to the Administrative Agent, in immediately available funds, for the pro rata account of each of the Lenders that are party hereto, a nonrefundable amendment fee of $93,750.

(e) Agent Fees and Expenses. The Loan Parties shall have paid any and all fees payable to any Agent under any fee letter executed in connection herewith and all reasonable, out-of-pocket fees and expenses (including, without limitation, reasonable fees, costs, client charges and expenses of counsel) incurred by the Agents arising from or relating to the negotiation, preparation, execution, delivery, performance and administration of this Amendment and arising under or relating to the other Loan Documents to the extent invoiced and presented to the Administrative Borrower on or prior to the Amendment Effective Date.

(f) Rights Offering Prepayment. The Administrative Agent shall have received, in immediately available funds, the Rights Offering Prepayment from Milacron for application to the outstanding principal amount of the Loans pursuant to Section 2.05(b)(i) of the Financing Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect; provided that any amendment of a provision pursuant to Article I hereof which is given effect as of a date prior to the Amendment Effective Date shall be deemed a waiver of any noncompliance with such provision solely to the extent that (i) such noncompliance arose prior to the date hereof and (ii) such noncompliance would not have resulted had such provision been in effect as amended hereby as of the date of any event giving rise to such noncompliance. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Financing Agreement and all references to the Financing Agreement in any Loan Document shall mean the Financing Agreement as amended hereby.

Section 4.2 No Representations by Lenders or Agent. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Lender or any Agent, other than those expressly contained herein, in entering into this Amendment.

Section 4.3 Representations of the Loan Parties. Each Loan Party represents and warrants to the Agents and the Lenders that (i) after giving effect to this Amendment, (a) the representations and warranties set forth in the Loan Documents are true and correct in all respects on and as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing and (ii) this Amendment has been duly executed and delivered by such Loan Party and the Financing Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.4 Delivery of Restated Financial Statements. Simultaneously with the delivery to the Administrative Agent of audited financial statements for the Fiscal Year ended December 31, 2004 in accordance with Section 7.01(a)(ii) of the Financing Agreement, Milacron agrees to deliver the Financial Statements (as such term is amended hereby) to the Administrative Agent; provided that in any case the delivery of the Financial Statements shall occur on or prior to the date on which such audited financing statements are due pursuant the terms of the Financing Agreement.

Section 4.5 Claims. Each Loan Party represents and warrants that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by the Borrowers to the Lenders, other than in respect of deposits.

Section 4.6 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Agents.

Section 4.7 Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment.

Section 4.8 Severability. The provisions of this Amendment are intended to be severable. If for any reason any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 4.9 Costs and Expenses. The Loan Parties agree to reimburse the Agents for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agents.

Section 4.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.11 GOVERNING LAW. THE WHOLE OF THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 4.12 JURISDICTION, VENUE AND SERVICE. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ALL FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND CONSENTS THAT ANY ORDER, PROCESS, NOTICE OF MOTION OR OTHER APPLICATION TO OR BY ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT SUCH COURT’S JURISDICTION BY REGISTERED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS AMENDMENT. AT THE OPTION OF THE AGENTS, UPON THE INSTRUCTIONS OF THE REQUIRED LENDERS, ANY LOAN PARTY MAY BE JOINED IN ANY ACTION OR PROCEEDING COMMENCED BY THE AGENTS OR THE LENDERS AGAINST ANY OTHER LOAN PARTY IN CONNECTION WITH OR BASED ON THIS AMENDMENT, AND RECOVERY MAY BE HAD AGAINST ANY LOAN PARTY IN SUCH ACTION OR PROCEEDING OR IN ANY INDEPENDENT ACTION OR PROCEEDING AGAINST ANY LOAN PARTY, WITHOUT ANY REQUIREMENT THAT THE AGENTS OR THE LENDERS FIRST ASSERT, PROSECUTE OR EXHAUST ANY REMEDY OR CLAIM AGAINST ANY OTHER LOAN PARTY. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS AMENDMENT BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.13 WAIVER OF JURY TRIAL. EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENTS, THE LENDERS AND THE LOAN PARTIES ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE FREELY MADE.

* * *

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

MILACRON INC.

By: /s/ R.P. Lienesch

Name:	R.P. Lienesch

Title: Vice President — Finance and Chief Financial Officer

CIMCOOL INDUSTRIAL PRODUCTS INC.
D-M-E MANUFACTURING INC.
D-M-E U.S.A. INC.
MILACRON INDUSTRIAL PRODUCTS, INC.
MILACRON MARKETING COMPANY
MILACRON PLASTICS TECHNOLOGIES GROUP INC.
NICKERSON MACHINERY CHICAGO, INC.
NORTHERN SUPPLY COMPANY, INC.
OAK INTERNATIONAL, INC.
PLIERS INTERNATIONAL INC.
UNILOY MILACRON INC.
UNILOY MILACRON U.S.A. INC.

By: /s/ R.P. Lienesch

Name: R.P. Lienesch

Title: Treasurer

GUARANTORS:

D-M-E COMPANY

By: /s/ R.P. Lienesch

Name: Title:	R.P. Lienesch Treasurer

MILACRON CAPITAL HOLDINGS B.V.

By: /s/ G. van Deventer

Name: Title:	G. van Deventer Managing Director

MILACRON INTERNATIONAL MARKETING COMPANY

By: /s/ R.P. Lienesch

Name: Title:	R.P. Lienesch Treasurer and Assistant Secretary

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, on behalf of the Required Lenders

By: /s/ James M. Barbato

Name: Title:	James M. Barbato Vice President